                                                                   EXHIBIT 10.22

     STOCKHOLDERS AGREEMENT (this "Agreement") made and entered into effective as of December 31, 1995 by and among IWN, Inc., a Delaware corporation (the "Corporation"), and the Shareholders (as hereinafter defined), with reference to the following facts:

     A. Each Shareholder owns or has the right to acquire that number of shares of Stock (as herein defined) set forth opposite such Shareholder's name on
Schedule 1 hereto.

     B. It is deemed to be in the best interests of the Corporation and the Shareholders that provision be made for the continuity and stability of the business and policies of the Corporation and, to this end, the Corporation and the Shareholders hereby set forth their agreement with respect to the Stock owned by the Shareholders.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

     SECTION 1. Definitions.  As used herein, the following terms shall have the
                -----------
meanings indicated:

          (a) "Affiliate" means, with respect to any Shareholder, any Person that directly or indirectly Controls, is Controlled by or is under common Control with such Shareholder.

          (b)   "Board" shall mean the Board of Directors of the Corporation.

          (c) "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, as in effect on the date hereof.

          (d) "Change of Control" means any event or series of events following which (a) any "person" (as defined in sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect on the date hereof) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the date hereof) of securities or other interests representing 35% or more of the voting power of the outstanding securities and interests of NTN; or (b) more than 50% of the members of the Board are not continuing directors (which term, as used in this paragraph, means the directors of NTN (i) who are directors on the date of this Agreement, or (ii) who subsequently become directors and who were admitted, elected, or designated as such, or whose admission, election, or nomination as such was otherwise approved, by a vote of a majority of the continuing directors then a director).

                                      1.

          (e)   "Common Stock" shall mean the common stock of the Corporation.

          (f) "Control" shall mean, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether directly or indirectly, through ownership of voting securities, by contract or otherwise.

          (g) "Group" means, with respect to any Shareholder, such Shareholder and any Affiliate of such Shareholder.

          (h) "Investor" means Symphony Management Associates, Inc., a Delaware corporation ("Symphony"), and any Affiliate thereof to which Symphony shall transfer its Stock as permitted in this Agreement.

          (i) "Non-Affiliated Person" means any Person that is not an Affiliate of the Corporation, any Shareholder or any member of the Group of any Shareholder.

          (j)   "NTN" shall mean NTN Communications, Inc.

          (k) "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of IWN, L.P., a Delaware limited partnership, as the same may be amended as provided therein.

          (l) "Person" means any individual, partnership, corporation, group, trust, joint venture or other legal entity.

          (m) "Proportionate Percentage" means, the percentage of the number of shares of Stock to which a Section 4 Offer relates that the Investor shall be entitled to sell to the Section 4 Offeror, which shall be the percentage that expresses the ratio, based on Common Stock equivalents, that the number of shares of Stock owned by the Investor bears to the aggregate number of such shares of Stock owned by all Shareholders at the date of determination.

          (n) "Purchase Agreement" means the Stock Purchase Agreement, of even date herewith, between the Shareholders.

          (o) "Qualified Merger" means a merger or consolidation of the Corporation into or with any Non-Affiliated Person or the merger or consolidation of any Non-Affiliated Person into or with the Corporation, in which consolidation or merger the holders of capital stock of the Corporation
(i) hold less than a majority of the voting power of the resulting or surviving corporation and (ii) receive distributions of cash or voting common stock of the Non-Affiliated Person as a result of such consolidation or merger in exchange for all of the shares of capital stock of the Corporation

                                      2.

held by such holders; provided, however, that in the event that the holders of capital stock of the Corporation are to receive voting common stock of the offeror in any such transaction, such voting common stock must be (A) validly registered under the Securities Act of 1993, as amended (the "Securities Act"), and the Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions thereto, (B) traded on a national securities exchange or included on the automated quotation system of the National Association of Securities Dealers, Inc. ("NASDAQ"), and (C) immediately upon issuance to the Shareholders in connection with such transaction, freely tradeable without any restriction under the Exchange Act or the Securities Act or any of the rules and regulations promulgated pursuant to such Acts (including, without limitation, Rule 144 promulgated under the Securities Act or any successor provision thereto), other than pursuant to Rule 145 promulgated under the Securities Act or any successor provision thereto.

          (p) "Qualified Offer" means a bona fide written offer that shall (i) be at a specified price per share of capital stock of the Corporation and on specified terms and conditions, (ii) provide reasonably satisfactory evidence of the offeror's financial ability to consummate the contemplated transaction, and
(iii) be structured as either a Qualified Merger, Qualified Stock Transaction or Qualified Sale of Assets.

          (q) "Qualified Public Offering" means the consummation of a bona fide underwritten public offering of Common Stock of the Corporation at an aggregate public offering price of not less than $5,000,000.

          (r) "Qualified Sale of Assets" means the sale, lease, license, transfer or other disposition of all or substantially all of the assets of the Corporation as an entirety to any Non-Affiliated Person, in which transaction the Corporation would (i) receive solely cash in consideration for such assets,
(ii) dissolve and wind up immediately following the consummation of such transaction, and (iii) distribute the cash proceeds thereof to its shareholders.

          (s) "Qualified Stock Transaction" means the Sale of all, but not less than all, of the outstanding capital stock of the Corporation to any Non-Affiliated Person solely in exchange for cash.

          (t) "Sell" (or "Sale"), as to any Stock, means to sell, or in any other way directly or indirectly to transfer, assign, pledge, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily and with or without consideration, including, but not limited to, any event pursuant to which an Affiliate which holds Stock ceases to be an Affiliate.

                                      3.

          (u) "Selling Group" means any Group proposing to Sell its Stock, or which has delivered notice of its intention to Sell its Stock, pursuant to Sections 3, 5, 6 or 7 hereof .

          (v) "Shareholders" means NTN and the Investor, and shall include any other Person who agrees in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

          (w) "Stock" means (i) the outstanding shares of Common Stock and any other issued and outstanding shares of capital stock of the Corporation and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be equivalent to that number of outstanding shares of Common Stock or other capital stock of the Corporation for which they are convertible or exercisable), (ii) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.

     SECTION 2.  Limitations on Sales of Stock by the Investor.
                 ---------------------------------------------

          (a) NTN and each member of the Group of NTN hereby agrees that during the term of this Agreement it shall not Sell any Stock except:

                (i)   by Sale in accordance with Sections 3, 4 or 5 hereof; or

                (ii) by Sale to another member of the Group of NTN; provided, however, that the recipient of such Stock shall agree in advance in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a member of such Group.

          (b) The Investor and each member of the Group of the Investor hereby agrees that during the term of this Agreement he or it shall not Sell any Stock except:

                (i)   by Sale in accordance with Section 4, 6 or 7 hereof; or

                (ii) by Sale to a member of the Group of the Investor; provided, however, that the recipient of such Stock shall agree in advance in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a member of such Group.

                                      4.

     SECTION 3.  Sale of Stock to Third Parties by NTN.
                 -------------------------------------

          (a) In the event that NTN or any member of the Group of NTN (collectively, the "Section 3 Offeree") receives a bona fide written offer, other than a Qualified Offer, from a Non-Affiliated Person (the "Section 3 Offeror") to purchase from such Section 3 Offeree shares of Stock for a specified price payable in cash or otherwise and on specified terms and conditions, and such Section 3 Offeree desires to accept such offer, the Selling Group shall first deliver to the Investor a written offer notice complying with
Section 8 hereof (the "Section 3 Offer Notice"), which shall be irrevocable for a period of 30 days from the date of delivery thereof, offering (the "Section 3 Offer") to sell to the Investor all of the shares of Stock proposed to be Sold by the Selling Group to the Section 3 Offeror (the shares so offered being referred to herein as the "Offered Shares") at the purchase price and on the other terms and conditions of such proposed Sale. The Investor shall thereupon have the right and option for a period of 30 days from the date of delivery of the Section 3 Offer Notice to accept for purchase all or, subject to Section 3(e) hereof, any portion of the Offered Shares at the purchase price and on the terms specified therein. Such acceptance shall be made by delivering a written notice to the Selling Group within such 30-day period.

          (b) Sales of Stock under the terms of Section 3(a) above shall be made at the offices of the Corporation on a mutually satisfactory business day within 15 days after the expiration of the aforesaid 30-day period or, at the option of the Investor, on such date as was proposed for Sale to the Section 3 Offeror. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer to the Investor shall be made on such date against payment of the purchase price therefor.

          (c) If effective acceptance shall not be received pursuant to Section 3(a) above with respect to all Offered Shares, then, subject to compliance with
Section 4 hereof, the Selling Group may Sell all or any part of the remaining Offered Shares, if any, not so offered to be purchased to the Section 3 Offeror at the price and on the identical terms stated in the original Section 3 Offer Notice, at any time within 90 days after the expiration of the Section 3 Offer. In the event the remaining Offered Shares are not Sold by the Selling Group to the Section 3 Offeror during such 90-day period, the right of the Selling Group to Sell such remaining Offered Shares to the Section 3 Offeror shall expire and the obligations of this Section 3 shall be reinstated; provided, however, that if the Selling Group determines, at any time during such 90-day period, that the sale of all or any part of such Offered Shares on the terms set forth in the
Section 3 Offer Notice is impractical, then they can terminate the offer and reinstate the procedures provided in this Section 3 without waiting for the expiration of such 90-day period.

                                      5.

          (d) The Selling Group may specify in the Section 3 Offer Notice that all Offered Shares must be sold, in which case an acceptance received pursuant to Section 3(a) shall be deemed conditioned upon receipt of written notices of acceptance with respect to all such Offered Shares or the Sale of the remaining Offered Shares, if any, pursuant to Section 3(c) above.

          (e) Anything contained herein to the contrary notwithstanding, NTN and any member of the Group of NTN shall, in addition to complying with the provisions of this Section 3 in the event of a proposed sale of Stock, comply with the provisions of Section 4 hereof.

     SECTION 4.  Investor's Right of Co-Sale.  In the event that NTN or any
                 ---------------------------
member of the Group of NTN holding Stock (collectively, the "Section 4 Offeree") receives a bona fide written offer other than a Qualified Offer (the "Section 4 Offer") from a Non-Affiliated Person (the "Section 4 Offeror") to purchase from such Section 4 Offeree shares of Stock for a specified price payable in cash or otherwise and on specified terms and conditions, and such Section 4 Offeree desires to accept such offer, such Section 4 Offeree shall promptly forward a notice complying with Section 8 hereof (the "Section 4 Offer Notice") to the Investor. Subject to Sections 3(b) and (c), the Section 4 Offeree shall not Sell any Stock to the Section 4 Offeror unless the terms of the Section 4 Offer are extended to the Investor with respect to its Proportionate Percentage of the aggregate number of shares of Stock (based on Common Stock equivalents) held by it to which the Section 4 Offer relates, whereupon the Investor shall be entitled to Sell to the Section 4 Offeror pursuant to the Section 4 Offer all of such shares of Stock. The Section 4 Offeree and the Investor shall bear all costs and expenses incurred in connection with the consummation of the Sale of Stock to the Section 4 Offeror pro rata in accordance with their proportionate percentage of the aggregate number of shares of Stock sold to the Section 4 Offeror. The Investor shall have the right and option for a period of 30 days from the date of delivery of the Section 4 Offer Notice to sell all or any portion of such shares of Stock to the Section 4 Offeror at the purchase price and on the terms specified therein. Such acceptance shall be made by delivering a written notice to the Section 4 Offeree within such 30-day period. Anything contained herein to the contrary notwithstanding, in the event that a Section 4 Offeree receives a bona fide written offer to purchase from such Section 4 Offeree shares of Stock pursuant to a Qualified Offer, such Section 4 Offeree shall have the right to accept such Qualified Offer without complying with the other provisions of this Section 4.

     SECTION 5.  Investor's Obligation to Purchase Stock.
                 ---------------------------------------

          (a)  If NTN or any member of the Group of NTN holding

                                      6.

Stock receives a Qualified Offer (the "Section 5 Offer"), which NTN and each member of the Group of NTN desires to accept, from any Non-Affiliated Person (the "Section 5 Offeror"), written notice of which shall be sent promptly by NTN to the Corporation and the Investor, and each of the following conditions is satisfied (the "Section 5 Trigger Event"):

               (i) the Section 5 Offer is approved by (A) the Board and (B) (x) in the case of a Qualified Merger or Qualified Sale of Assets, the holders of Common Stock (excluding the Investor) entitled to vote on such transaction, including, without limitation, the Selling Group, in each case, in accordance with the applicable provisions of the Delaware General Corporation Law (the "GCL"), the Certificate of Incorporation and the By-laws of the Corporation (the "By-laws") or (y) in the case of a Qualified Stock Transaction, the Selling Group by means of a notice to the Corporation in writing of its intention to Sell its Stock to the Section 5 Offeror; but

               (ii) the transaction(s) contemplated by the Qualified Offer cannot be legally consummated because the Investor either (A) in the case of a Qualified Merger or Qualified Sale of Assets, fails to approve of such Qualified Merger or Qualified Sale of Assets, as the case may be, pursuant to Section 11 hereof or (B) in the case of a Qualified Stock Transaction, notifies the Corporation in writing of its determination not to Sell its Stock to the Section 5 Offeror;

then, concurrently with the occurrence of such Section 5 Trigger Event, the Investor shall have the obligation to purchase, and the Selling Group shall have the obligation to sell, all, but not less than all, of the shares of Stock held by the Selling Group at a per share purchase price (the "Section 5 Purchase Price") in cash equal to the Fair Market Value (as defined below) of the consideration that the Selling Group would have received for each share of its Stock (on a Common Stock equivalents basis) had the Section 5 Offer been accepted and the transaction(s) contemplated thereby consummated in accordance with the terms of the Section 5 Offer. For purposes hereof, the Section 5 Trigger Event shall be deemed to have occurred on the date that all of the conditions set forth in this Section 5(a) have been satisfied.

          (b) In determining the fair market value (the "Fair Market Value") of the consideration which would be payable to the holders of Stock pursuant to any Qualified Offer, the following provisions shall be applicable:

               (i)  cash shall be valued at the face value thereof;
               (ii) the value of one share of voting common stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending on the fifth business day

                                      7.

before the day the Selling Group received the Qualified Offer (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which such common stock is listed or admitted to trading (or if such common stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by NASDAQ on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. (or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); and

               (iii) all consideration shall be net of any applicable selling expenses, withholding taxes and similar charges and expenses.

          (c) Any purchase of Stock by the Investor pursuant to this Section 5 shall be made at the offices of the Corporation on a mutually satisfactory business day within 45 days following the date of the Section 5 Trigger Event. Delivery of certificates representing Stock purchased hereunder shall be made against payment of the Section 5 Purchase Price for the Stock evidenced thereby.

     SECTION 6.  NTN's Obligation to Purchase Stock.
                 ----------------------------------

          (a) If the Investor or any member of the Group of the Investor receives a Qualified Offer (the "Section 6 Offer"), which the Investor and each member of the Group of the Investor desires to accept, from any Non-Affiliated Person (the "Section 6 Offeror"), written notice of which shall be sent promptly by the Investor to the Corporation and NTN, and each of the following conditions is satisfied (the "Section 6 Trigger Event"):

               (i) the Selling Group either (A) in the case of a Qualified Merger or Qualified Sale of Assets, votes all of its shares of Stock in favor of such Qualified Merger or Qualified Sale of Assets, as the case may be, or (B) in the case of a Qualified Stock Transaction, notifies the Corporation in writing of its or his intention to Sell its Stock to the Section 6 Offeror; but

               (ii) the transaction(s) contemplated by the Qualified Offer cannot be legally consummated because NTN and each member of the Group of NTN either (A) in the case of a Qualified

                                      8.

Merger or Qualified Sale of Assets, votes all of its shares of Stock against, or otherwise fails to approve, such Qualified Merger or Qualified Sale of Assets, as the case may be, and as a result thereof, such Qualified Merger or Qualified Sale of Assets is not approved by the requisite percentage of the shareholders of the Corporation entitled to vote on such transaction in accordance with the applicable provisions of the GCL, the Certificate of Incorporation and the By-laws or (B) in the case of a Qualified Stock Transaction, notifies the Corporation in writing of its determination not to Sell its Stock to the Section 6 Offeror;

then, concurrently with the occurrence of such Section 6 Trigger Event, the Corporation and NTN shall have the joint and several obligation to purchase, and the Selling Group shall have the obligation to sell, all, but not less than all, of the shares of Stock held by the Selling Group (including shares of Common Stock issuable upon exercise of the Warrant) at a per share purchase price (the "Section 6 Purchase Price") in cash equal to the Fair Market Value of the consideration that the Selling Group would have received for each share of its Stock (on a Common Stock equivalents basis) had the Section 6 Offer been accepted and the transaction(s) contemplated thereby consummated in accordance with the terms of the Section 6 Offer. For purposes hereof, the Section 6 Trigger Event shall be deemed to have occurred on the date that all of the conditions set forth in this Section 6(a) have been satisfied.

          (b)  Any purchase of Stock by the Corporation or NTN pursuant to this
Section 6 shall be made at the offices of the Corporation on a mutually satisfactory business day within 45 days following the date of the Section 6 Trigger Event. Delivery of certificates representing Stock purchased hereunder shall be made against payment of the Section 6 Purchase Price for the Stock evidenced thereby.

     SECTION 7.  Procedures on Sale of Stock to Third Parties by Investor.
                 --------------------------------------------------------

          (a) In the event that the Investor or any member of the Group of the Investor (collectively, the "Section 7 Offeree") receives a bona fide written offer, other than a Qualified Offer, from a Non-Affiliated Person (the "Section 7 Offeror") to purchase from such Section 7 Offeree shares of Stock for a specified price payable in cash or otherwise and on specified terms and conditions, and such Section 7 Offeree desires to accept such offer, the Selling Group shall first deliver to NTN a written offer notice complying with Section 8 hereof (the "Section 7 Offer Notice"), which shall be irrevocable for a period of 30 days from the date of delivery thereof, offering (the "Section 7 Offer") to sell to NTN all of the shares of Stock proposed to be Sold by the Selling Group to the Section 7 Offeror (the shares so offered being referred to herein as the "Offered Shares") at the purchase price and on the

                                      9.

other terms and conditions of such proposed Sale. NTN shall thereupon have the first right and option as to all (but not part) of the Offered Shares for a period of 30 days after delivery of the Section 7 Offer Notice, to accept for purchase (subject to Section 7(e) hereof) the Offered Shares at the purchase price and on the terms specified therein. Such acceptance NTN shall be made within said 30-day period by delivering a written notice to the Investor.

          (b) Sales of Stock under the terms of Section 7(a) shall be made at the offices of the Corporation on a mutually satisfactory business day within 15 days after the expiration of the latest of the aforesaid periods. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer to NTN shall be made on such date against payment of the purchase price therefor.

          (c) Subject to Section 7(e) hereof, if effective acceptance shall not be received pursuant to Section 7(a) with respect to all the Offered Shares, then, at any time within 90 days after the expiration of the offer required by Sections 4(a), the Selling Group may sell all or any part of the Offered Shares not to be purchased pursuant to Section 7(a) to any Person or Persons. Any such sale shall be made at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the original
Section 7 Offer Notice. If such Offered Shares are not sold by the Selling Group during such 90-day period, their right to Sell such Offered Shares shall expire and the obligations of this Section 7 shall be reinstated; provided, however, that if the Selling Group determines, at any time during such 90-day period, that the sale of all or any part of such Offered Shares on the terms set forth in the Section 7 Offer Notice is impractical, then they can terminate the offer and reinstate the procedures provided in this Section 7 without waiting for the expiration of such 90-day period.

          (d) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to this Section 7 who is not a Shareholder shall agree in writing in advance with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement and shall be deemed to be an Investor for all purposes of this Agreement.

          (e) The Investor may specify in the Section 7 Offer Notice that all of the Offered Shares must be sold, in which case acceptances received pursuant to Section 7(a) shall be deemed conditioned upon (i) receipt of written notices of acceptance with respect to all of the Offered Shares and/or (ii) the Sale of the remaining Offered Shares, if any, pursuant to Section 7(c) above.

                                      10.

     SECTION 8.  Notice of Offer From Non-Affiliated Persons.  Any notice
                 -------------------------------------------
required to be delivered pursuant to Sections 3, 4, 5, 6 or 7 in respect of any offer received from a Non-Affiliated Person shall set forth (i) the name and address of the offeree, (ii) the name and address of the Non-Affiliated Person,
(iii) the number of shares of Stock (based on Common Stock equivalents) to which the offer relates, (iv) the proposed date of Sale of such shares of Stock to the Non-Affiliated Person, (v) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the offeree as may be reasonably necessary for the Investor or NTN, as the case may be, to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by the Non-Affiliated Person, and (vi) all other relevant terms of the proposed Sale. The Selling Group shall also furnish to the Investor or NTN, as the case may be, such additional information relating to the offer and/or the Non-Affiliated Person as may reasonably be requested by the Investor or NTN, as the case may be.

     SECTION 9.  Election of Directors.  On or before the date of NTN's delivery
                 ---------------------
to Symphony IWN Investment LLC of the Warrant (as defined in the Investment Agreement as hereinafter defined), Richard J. Donnelly shall be appointed by the Board to serve as a director of the Corporation until the next annual meeting of stockholders of the Corporation and until his or her successor is duly elected and qualified. Unless NTN and Investor shall otherwise agree, thereafter the Board of Directors of the Corporation shall at all times during the term of this Agreement consist of three persons, two of whom shall be nominated by NTN and one of whom shall be nominated by Investor as provided in this Section 9. At each annual meeting of the holders of the capital stock of the Corporation, and at each special meeting of the holders of the capital stock of the Corporation called for the purpose of electing directors of the Corporation, and at any time at which holders of the capital stock of the Corporation shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, including, but not limited to, upon the occurrence of any vacancy created on the Board, then, and in each such event, NTN, each member of the Group of NTN, the Investor and each member of the Group of the Investor shall vote or cause to be voted all shares of Stock owned by them for, or consent in writing with respect to such shares in favor of, the election of a Board consisting of three persons, one of whom shall be the nominee of the Investor, and two of whom shall be nominees of NTN.

     SECTION 10.  Establishment of Executive Committee.  The Board shall at all
                  ------------------------------------
times during the term of this Agreement establish and maintain in existence an Executive Committee to which it shall

                                      11.

delegate all rights, responsibilities and powers of the Board of Directors (and only such rights, powers and responsibilities) to review, consider and approve of those matters enumerated in Section 6.2(c) of the Partnership Agreement and such other matters, if any, as the Board may hereafter delegate to it. Except as the Shareholders and the Corporation may otherwise agree in writing, such Executive Committee shall at all times consist of such members and act in the manner specified in the Partnership Agreement.

     SECTION 11.  Investor Approval Rights.  The Corporation shall not, and NTN
                  ------------------------
and each member of the Group of NTN shall not suffer or permit the Corporation to, directly or indirectly, without the affirmative vote or prior written approval of the holders of not less than a majority of the shares of Stock held by the Investor and permitted transferees of the Investor, adopt or undertake any of the following actions:

          (a) sell, abandon, transfer, lease, license or otherwise dispose of all or substantially all of the Corporation's properties or assets, or merge or consolidate with or into, or permit any subsidiary of the Corporation to merge with or into, any other person; or

          (b) authorize, create, designate, issue or sell any shares of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity or enter into any commit ment to do the same, provided, however, that the restrictions contained in this subsection (a) shall not apply to a Qualified Public Offering; or

          (c) take any action to voluntarily liquidate, dissolve or wind up or carry out any partial liquidation or dissolution or transaction in the nature of a partial liquidation or dissolution; or

          (d) declare or pay any dividends or make any distribution of cash or property or both to holders of shares of capital stock or other securities of the Corporation or repurchase, retire or redeem any shares of capital stock except pursuant to the exercise of the Put Option (as defined in the Investment Agreement, dated as of December 31, 1995, by and among the Corporation, NTN and the Investor (the "Investment Agreement")), provided, however, that the restriction contained in this subsection (b) shall not preclude the Board from
(A) declaring dividends on a pro rata basis to holders of shares of Stock or (B) complying with the terms of any shares of capital stock which may be issued in accordance with the terms hereof; or

                                      12.

          (e) in any manner alter or change the designation, powers, preferences or rights, or the qualifications, limitations or restrictions of, the Common Stock; or

          (f) take any action to cause any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of the By-laws; or

          (g) enter into any "Insider Transaction" (as defined in the Investment Agreement); or

          (h) enter into or become subject to any agreement which restricts or purports to restrict the Corporation from engaging or otherwise competing in any aspect of its business anywhere in the world or which otherwise limits the business in which the Corporation may engage or compete; or

          (i) other than as contemplated in the Corporation's Operating Budget as in effect from time to time and except for trade debt incurred in the ordinary course of business, incur, create or assume any indebtedness; or

          (j) incur, create, assume or suffer or permit to exist on any of its properties or assets or any income or rights any lien or encumbrance with respect to liabilities or obligations in excess of $25,000, excluding for purposes of calculating the amount of such liens and encumbrances the value of any liens and encumbrances in connection with indebtedness permitted under subsection (i) above; or

          (k) sell, transfer, assign, license, lease or otherwise dispose of any material assets or properties or other rights of the Corporation having a value in excess of $25,000 in any fiscal year of the Corporation other than as contemplated in the Operating Budget and except inventory in the ordinary course of business; or

          (l) purchase or otherwise acquire for value, directly or beneficially, any assets, properties or securities of any other person having a value in excess of $25,000, or make any loans or advances to, any other person having a value in excess of $25,000; or

          (m) make any investment or acquire any interest whatsoever in any other person other than the Partnership; or

          (n) make any payment of any compensation, directly or indirectly, in cash, shares of capital stock or otherwise to any employee of the Corporation other than as provided for in such employee's employment agreement;

                                      13.

          (o) make any capital expenditures (as such term is defined in accordance with generally accepted accounting principles) in an amount in excess of $25,000 other than as contemplated in the Operating Budget; or

          (p) engage in any business activities other than its activities as General Partner of IWN, L.P.

     SECTION 12.  Legend on Stock Certificates.  Each certificate representing
                  ----------------------------
shares of Stock held by the Shareholders shall bear a legend containing the following words:

     "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND/OR THE RIGHTS OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 31, 1995, AMONG IWN, INC. AND CERTAIN HOLDERS OF THE OUTSTANDING SECURITIES OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF IWN, INC."

     SECTION 13.  Additional Shares of Stock.  In the event additional shares of
                  --------------------------
Stock are issued by the Corporation to a Shareholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Corporation exercisable for or exchangeable into shares of Stock, such additional shares of Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

     SECTION 14.  Change of Control.  In the event of a Change of Control (the
                  -----------------
date of such occurrence being the "Change of Control Date"), the Corporation shall, within 5 days of the Change of Control Date, notify the Investor in writing (such notification being referred to herein as the "Notice") of such occurrence and shall make an offer to redeem (the "Change of Control Offer") all shares of Stock owned by Investor and any of Investor's trans ferees, in exchange for the transfer by the Corporation to Investor and such transferees of a portion of the Corporation's interest in IWN, L.P. representing an aggregate Percentage Interest (as defined in the Partnership Agreement) equal to the proportion of the Corporation's aggregate Percentage Interest on the date of the Notice that the number of shares of Stock then owned by Investor and such transferees bears to the total number of shares of Stock. Upon such issuance, Investor and any such transferees shall be substituted as limited partners of IWN, L.P. with respect to the interests so transferred. The Change of Control Offer shall expire if the Corporation does not receive notice of the Investor's acceptance thereof within 30 days of Investor's receipt of the

                                      14.

Notice.

       SECTION 15.  Duration of Agreement.  This Agreement shall terminate on
       ----------------------------------
the consummation of a Qualified Public Offering; provided, however, that the rights and obligations of each Shareholder under this Agreement shall terminate as to such Shareholder upon the earlier transfer in compliance with the terms of this Agreement of all Stock owned by such Shareholder. The parties hereto shall act in good faith and shall refrain from taking any actions to circumvent or frustrate the provisions of this Agreement. Each of the Shareholders agrees to execute and deliver any such documents or instruments and to take any such actions as shall be reasonably necessary to carry out the terms of this Agreement.

     SECTION 16.  Severability; Governing Law.  If any provisions of this
                  ---------------------------
Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

     SECTION 17.  Assignment, Successors and Assigns.  Except as otherwise
                  ----------------------------------
specifically provided in this Agreement, this Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement shall bind and inure to the benefit of the parties and their respective permitted successors and assigns, legal representatives and heirs.

     SECTION 18.  Notices.  All notices, requests, consents and other
                  -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:


          (i)  if to the Corporation or NTN:

               NTN Communications, Inc.
               5966 La Place Court
               Carlsbad, CA  92008
               Telecopy:  (619) 929-5289
               Attention:  President



                                      15.

               with a copy to:

               Troy & Gould
               1801 Century Park East
               16th Floor
               Los Angeles, CA 90067
               Telecopy: (310) 201-4746
               Attention:  William D. Gould, Esq.


          (ii) if to the Investor:

               Symphony Management Associates, Inc.
               900 Best Road
               Suite 400
               Annapolis, MD  21401
               Telecopy:  (410) 573-5205
               Attention:  Chief Financial Officer

               with a copy to:

               Stradley, Ronon, Stevens & Young, LLP
               2600 One Commerce Square
               Philadelphia, PA  19103
               Telecopy:  (215) 564-8120
               Attention:  William R. Sasso, Esq.

     All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

     SECTION 19.  Modification.  Except as otherwise provided herein, neither
                  ------------
this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the Corporation, and the Shareholders.

     SECTION 20.  Headings.  The headings of the sections of this Agreement have
                  --------
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 21.  Nouns and Pronouns.  Whenever the context may require, any
                  ------------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                                      16.

     SECTION 22.  Entire Agreement.  This Agreement and the other writings
                  ----------------
referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

     SECTION 23.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 24.  Attorneys' Fees.  In the event that any party hereto brings an
                  ---------------
action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default of, or any other action arising out of, this Agreement or the transactions contemplated hereby, or in the event any party is in default of its obligations pursuant hereto, whether or not suit is filed or prosecuted to final judgment, the prevailing party in any such action or proceeding shall be entitled to reasonable attorneys' fees, in addition to any court costs incurred and in addition to any other damages or relief awarded.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                      IWN, INC.


                         By:   /s/  Daniel C. Downs
                             -----------------------------------
                          Name:  Daniel C. Downs
                          Its:   Chairman


                          SHAREHOLDERS:

                          NTN COMMUNICATIONS, INC.



                          By:  /s/   Patrick J. Downs
                               ------------------------------
                               Name: Patrick J. Downs
                               Its:  President

                          SYMPHONY MANAGEMENT ASSOCIATES, INC.



                          By:  /s/   Valerie S. Hart
                               ------------------------------
                               Name: Valerie S. Hart
                               Its:  Vice President

                                      17.

                                  SCHEDULE 1


                                                             # of shares
                                                           of Common Stock
                                                           ---------------

          NTN Communications, Inc.                              900,000

          Symphony Management Associates, Inc.                  100,000

                                      18.